Exhibit 10.4

SECOND AMENDMENT TO

SERVICES AGREEMENT

This Second Amendment (the “Second Amendment”) dated as of May 21, 2013 (the “Amendment Effective Date”) amends the Services Agreement dated as of October 28, 2011 and all amendments thereto (the “Agreement”) by and between As Seen On TV, Inc., a Florida corporation (the “Company”) and Kevin Harrington (the “Service Provider”). All capitalized terms used in this Amendment and not defined herein shall have the same meanings as given to them in the Agreement.

WHEREAS, the Company and the Service Provider have entered into that certain Amendment to Agreement dated as of March 8, 2013 (the “First Amendment”) amending the Agreement in certain respects; and

WHEREAS, the Company and the Service Provider desire to further amend the Agreement,

NOW, THEREFORE, the parties hereby agree as follows:

1.

Section 2 and Section 6 of the First Amendment are deleted in their entirety.

2.

Section 2(a) of the Agreement is hereby amended to read in its entirety as follows:

“(a)

General Duties. During the Term, the Service Provider shall serve as the Company’s principal brand ambassador. In this capacity, the Service Provider shall embody a positive identity on behalf of the Company through his appearance, demeanor, values and ethics. Service Provider shall report to the Company’s chief executive officer, with whom he will develop and implement promotional strategies to expand and strengthen relationships between the Company and its customers and between the Company and its vendors, agents and suppliers. In his public actions and statements, the Service Provider shall always portray the Company and its business in a positive manner.”

3.

The Agreement is hereby amended to add a new Section 2(e) as follows:

“(e)

Speaking Engagements. Notwithstanding any other provision of this Agreement, the Service Provider shall have the right to undertake speaking engagements anywhere in the world, and to retain any speaking fees or other compensation resulting therefrom; provided, that such speaking engagements do not interfere or conflict with performance of the Service Provider’s duties under Section 2(a) and are undertaken at Service Provider’s expense. The Service Provider will notify the Company of all speaking engagements at least one week in advance.”

4.

The Agreement is hereby amended to add a new Section 2(f) as follows:

“(f)

Corporate Opportunities. The Company and Service Provider anticipate that the Service Provider will regularly become aware of new product ideas, proposals, submissions and other opportunities (collectively, the “Opportunities”). As between the Service Provider and the Company, the Company shall have sole ownership of the Opportunities. The Service Provider shall (i) treat all Opportunities as Confidential Information under Section 7, (ii) direct all Opportunities to the Company and to no other person and (iii) use diligent efforts to ensure the Company has all information required to evaluate and develop all Opportunities.”

Exhibit 10.4

5.

The Agreement is hereby amended to add a new Section 2(g), as follows:

“(g)

Testimonials. The Service Provider may endorse products or services of third parties if authorized to do so by the chief executive officer of the Company in accordance with this Section 2(g). The Service Provider will inform the chief executive officer and the chief legal counsel of the Company of any proposed endorsement and the nature of the products or services involved. Within seven days thereafter, the chief executive officer of the Company will authorize the endorsement, decline to authorize the endorsement or request additional information. If the chief executive officer requests additional information, within three days thereafter the Service Provider will provide the requested information and, within three days after receipt of the requested information, the chief executive officer will authorize the endorsement or decline to authorize the endorsement. The chief executive officer will not unreasonably decline to authorize an endorsement. If an endorsement is authorized, the Service Provider will undertake the endorsement at his expense. Any failure by the chief executive officer to respond within a time period set forth above shall be deemed to authorize the endorsement.”

6.

This Second Amendment is effective as of the Amendment Effective Date. Except as amended hereby, the terms and conditions of the Agreement remain in full force and effect. Any conflict between the provisions of this Second Amendment and the Agreement shall be resolved in favor of the provisions of this Second Amendment.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Amendment.

AS SEEN ON TV, INC.
By /s/ Ronald C. Pruett, Jr.	/s/ Kevin Harrington
Name: Ronald C. Pruett, Jr. Title: Chief Executive Officer	KEVIN HARRINGTON

ACKNOWLEDGED:
HARRINGTON BUSINESS DEVELOPMENT, INC.
By /s/ Kevin Harrington
Name: Kevin Harrington Title: President